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                                                                    Exhibit 10.7

                                  OPNEXT, INC.

                             246 Industrial Way West
                           Eatontown, New Jersey 07724

                               TERMS OF AGREEMENT

1. Employer:               OpNext, Inc. ("OpNext").

2. Employee:               Harry L. Bosco ("Executive").

3. Position and Duties:    Executive shall be the Chief Executive Officer and
                           President of OpNext. Executive shall report directly to the Board of Directors of OpNext (the "BOARD").
                           All other senior executives of OpNext shall report to Executive. Executive shall exercise such responsibilities and perform such duties as directed from time to time by the Board.

4. Base Salary:            $400,000 per annum.

5. Annual Bonus:           Executive will be eligible for a target bonus equal
                           to 50%-60% of Executive's base salary. Bonuses are awarded in the sole discretion of the Board based on OpNext's Annual Performance Bonus Plan as established by the Board.

6. Opnext Stock Options:   On the Closing Date of that certain Amended and
                           Restated Stock Purchase Agreement by and among
                           OpNext, Hitachi, Ltd. ("HITACHI"), Clarity OpNext
                           Holdings I, LLC, Clarity OpNext Holdings II, LLC and
                           Clarity Partners, L.P., dated as of July 31, 2001,
                           Executive will receive options to acquire 3,000,000 shares of Class B Common Stock of OpNext at a strike price of $8.34 per share (the "OPNEXT STOCK
                           OPTIONS"). The OpNext Stock Options shall be subject to vesting as follows: 1/4 of the OpNext Stock
                           Options shall vest on the first anniversary of the Employment Start Date (as defined below); 1/4 of the
                           OpNext Stock Options shall vest on the second anniversary of the Employment Start Date; 1/4 of the OpNext Stock Options shall vest on the third anniversary of the Employment Start Date; and 1/4 of the OpNext Stock Options shall vest on the fourth anniversary of the Employment Start Date (it being understood that in the event Executive's employment is terminated at the conclusion of the Initial Term
                           (as defined in Section 8 hereof) for reasons other than for Cause, the final 1/4 of Executive's OpNext
                           Stock Options shall vest on the fourth anniversary of the Employment Start Date). Each anniversary of the Employment Start Date shall be referred to herein as an "Anniversary Date."

                           Any unvested OpNext Stock Options shall automatically cancel upon Executive's termination of employment with OpNext; PROVIDED, HOWEVER, in the event that Executive's employment is terminated without Cause (as defined in Section 13 hereof) or for Good Reason (as defined in

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                           Section 12 hereof) on any date other than an
                           Anniversary Date, Executive's 1/4 installment of OpNext Stock Options that was scheduled to vest on the next Anniversary Date following Executive's termination of employment shall vest on such upcoming Anniversary Date. In addition, in the event that Executive's employment is terminated by reason of Executive's death or Disability (as defined in Section 14 hereof), Executive's OpNext Stock Options that have not previously vested shall immediately vest. The OpNext Stock Options will be subject to the additional terms and conditions as will be set forth in OpNext's Stock Incentive Plan (the "STOCK INCENTIVE PLAN") and in a non-qualified stock option agreement (the "STOCK OPTION AGREEMENT") which Executive will execute in connection with receiving the OpNext Stock Options.

7. Employment Start Date:  For purposes of this Agreement, Executive's employment start date will be deemed to be November 1, 2000.

8. Employment Term:        The initial term (the "INITIAL TERM") of Executive's
                           employment with OpNext shall be for a period of forty-eight (48) months, commencing on the Employment
                           Start Date and ending on October 31, 2004, unless renewed as set forth herein. Executive's employment will be renewed automatically upon expiration of the Initial Term for successive one-year periods (each such period, a "SUCCESSIVE TERM"), unless not less than sixty (60) days prior to the end of the Initial
                           Term or any Successive Term (as the case may be), either Executive or OpNext provides written notice to the other of such party's intention not to renew the employment.

9. Benefits:               Executive will receive benefits in accordance with
                           OpNext company policy.

10. Vacation:              Executive will receive 4 weeks paid vacation time.

11. Annual Performance     Executive's job performance shall be reviewed
    Reviews:               annually by the Board. In conjunction with such
                           annual performance review process, Executive will be eligible for salary increases, cash bonus awards (the bonus target range is set forth under Section 5 above) and additional stock option awards, which will be subject to company policy and vesting arrangements. Salary increases, cash bonuses and stock option awards will be determined by the Board in its sole discretion based on the overall performance of OpNext as well as Executive's individual performance. Stock options, salary increases and bonuses are awarded at the discretion of the Board.

12. Termination Without    In the event Executive is terminated without Cause
    Cause or With Good     (as defined below) or Executive terminates his
    Reason:                employment for Good Reason (as defined below) prior
                           to the conclusion of the Initial Term, Executive shall receive as severance an amount equal to one times his annual base salary.

                           "Good Reason" as used herein shall mean:


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                           (i)      a material and substantial diminution of
                                    Executive's duties or responsibilities or
                                    Executive's removal as Chief Executive
                                    Officer of OpNext; or

                           (ii) a reduction by OpNext of Executive's base salary or target bonus range as set forth in
                                    Section 5 above.

                           Executive must provide written notice to OpNext within 20 days after the occurrence of an event constituting Good Reason. OpNext shall have 20 days after receipt of such written notice to cure. If OpNext fails to cure and Executive resigns within 30 days after the end of the 20-day cure period, then such resignation shall constitute resignation for Good Reason.

                           Except as set forth above, upon termination without Cause or resignation for Good Reason, Executive shall not be entitled to receive any further compensation or payments hereunder and any unvested stock options shall immediately cancel. Vested stock options shall be subject to the provisions of Executive's Stock Option Agreement and the Stock Incentive Plan.

13.  Termination           "Cause" as utilized herein shall mean:
     For Cause:

                           (i) the commission of a felony or the commission of any other act or omission involving dishonesty or fraud with respect to OpNext or any of its subsidiaries or affiliates or any of their customers or suppliers; or

                           (ii) conduct tending to bring OpNext or any of its subsidiaries or affiliates into substantial public disgrace or disrepute; or

                           (iii) breach of the Confidentiality Agreement referred to below; or

                           (iv) fraud or embezzlement with respect to OpNext or any of its subsidiaries or affiliates; or

                           (v) gross negligence or willful misconduct with respect to OpNext or any of its subsidiaries or affiliates; or

                           (vi) repeated failure to perform Executive's duties as directed by the Board.

                           Upon notice by OpNext to Executive of a termination for Cause, the "Termination Date" shall be the date on which such notice is mailed or hand-delivered, or as otherwise specified in the notice of termination, to Executive. Upon termination for Cause, resignation by Executive without Good Reason or expiration of the Initial Term or any Successive Term (as the case may be), Executive shall not be entitled to receive any further compensation or payments hereunder (except for Executive's Base Salary

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                           relating to the period of time prior to the
                           Termination Date). Upon termination for Cause, any unvested OpNext Stock Options shall immediately cancel and terminate as of the Termination Date. Vested stock options shall be subject to the provisions of Executive's Stock Option Agreement and the Stock Incentive Plan.

14. Disability:            If, by reason of any physical or mental injury,
                           illness or incapacity, Executive is unable to effectively perform his duties and responsibilities as determined by the Board ("DISABILITY") for more than 180 days during any 12-month period, Executive's employment with OpNext will be terminated. In addition, in the event of Executive's Disability for more than 30 consecutive days, Executive shall only be entitled to receive such compensation as is provided under OpNext's disability benefit plans. If
                           Executive's employment is terminated by reason of a Disability as set forth herein, any unvested OpNext
                           Stock Options shall immediately vest as set forth in
                           Section 6 hereof and all vested OpNext Stock Options shall be subject to the provisions of this Agreement, Executive's Stock Option Agreement and the Stock
                           Incentive Plan.

15. Confidentiality        Executive agrees, at OpNext's request, to enter into
    Agreement:             a confidentiality agreement with OpNext (the
                           "CONFIDENTIALITY AGREEMENT").

16. Restrictions:          Executive represents and warrants to OpNext that
                           there are no restrictions or agreements or limitations on Executive's right or ability to enter into this Agreement or perform the terms set forth herein, including without limitation any restrictions, agreements or limitations to which Executive is subject in connection with his employment with Lucent Technologies.

17. Confidential           Executive acknowledges that during the course of
    Information:           performing services for OpNext, Executive will have
                           substantial access to trade secrets and other confidential information of OpNext and its subsidiaries and affiliates and will enter into the Confidentiality Agreement to restrict the disclosure by Executive of such trade secrets and other confidential information.

18. Noncompetition:        Executive agrees that he will not, during his
                           employment with OpNext, and for a period of six (6) months following the termination thereof (the
                           "NONCOMPETE Period"), directly or indirectly engage or participate, either as principal, agent, employee, employer, consultant, stockholder, co-partner or in any other individual or representative capacity whatsoever, in the conduct or management of, or own or have any stock or other proprietary or financial interest in, any business that competes with the business carried on or planned by OpNext or its subsidiaries at the time of the termination of his employment, unless he shall have obtained the prior written consent of OpNext, except that Executive shall be permitted (i) to own up to two percent (2%) of the capital stock of corporations whose securities are publicly-owned and regularly traded on any national exchange or in the over-the counter market;
                           and (ii) to own up to two

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                           percent (2%) of the voting securities of companies
                           that are privately held, provided that in no event shall Executive possess any managerial or decision-making authority in such company or have the ability to influence the management or affairs of such company.

19. Nonsolicitation:       During the Noncompete Period, Executive shall not
                           directly or indirectly through another entity (i) induce or attempt to induce any employee of OpNext or any of its subsidiaries or affiliates to leave the employ of OpNext or any of its subsidiaries or affiliates, or in any way interfere with the relationship between OpNext and any of its subsidiaries and affiliates and any employee thereof,
                           (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of OpNext or any of its subsidiaries or affiliates to cease doing business with OpNext or such subsidiary or affiliate or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and OpNext and any subsidiary or affiliate, or (iii) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of OpNext or any of its subsidiaries or affiliates and with which OpNext or any of its subsidiaries or affiliates has entertained discussions or has requested and received information relating to the acquisition of such business by OpNext or any of its subsidiaries or affiliates in the two-year period immediately preceding the date of Executive's termination of employment.

20. Withholdings:          All payments set forth herein which are subject to
                           withholding shall be made less any required withholdings.

21. Binding Arbitration:   Any controversy arising out of or relating to this
                           Agreement or the Confidentiality Agreement shall be settled by binding arbitration in New York City, New
                           York in accordance with the Commercial Arbitration
                           Rules of the American Arbitration Association. The award rendered in any such proceeding shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof. The costs of any such arbitration proceedings shall be borne equally by OpNext and Executive. Neither party shall be entitled to recover attorneys' fee or costs expended in the course of such arbitration or enforcement of the award rendered thereunder.

22. Governing Law:         All issues and questions concerning the construction,
                           validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

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23. Notices:               All notices in connection herewith or provided for
                           hereunder shall be validly given or made only if made in writing and delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party entitled or required to receive the same, as follows:

                                    If to Executive, addressed to:

                                    Harry L. Bosco
                                    546 Parker Avenue
                                    Brick, New Jersey 08724

                                    If to the Company, addressed to:

                                    OpNext. Inc.
                                    246 Industrial Way West
                                    Eatontown, New Jersey 07724
                                    Attention: Chief Operating Officer

                                    * * * * *

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                      SIGNATURE PAGE TO TERMS OF AGREEMENT

         Please indicate your agreement with the foregoing by signing in the space indicated below.

                                               OPNEXT, INC.


                                               By: /s/ M. HAYASHI
                                                   -------------------------
                                                       Masaaki Hayashi
                                                       Chairman of the Board

AGREED TO AND ACCEPTED:

/s/ HARRY L. BOSCO
-----------------------
Name:  Harry L. Bosco

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                                 AMENDMENT NO. 1
                                       TO
                               TERMS OF AGREEMENT

                  AMENDMENT NO. 1, dated November 1, 2004 (the "Amendment"), is made by and between Opnext, Inc. (the "Company") and Harry L. Bosco (the "Executive").

                  WHEREAS, the Company and Executive entered into an agreement entitled the Terms of Agreement as of July 31, 2001 (the "Terms of Agreement");

                  WHEREAS, the Company and Executive desire to amend the Terms of Agreement as set forth herein; and

                  NOW, THEREFORE, for good and valuable consideration, the Company and Executive hereby agree that the Terms of Agreement are amended as follows:

                  1. DEFINED TERMS. Except for those terms defined above, the definition of capitalized terms used in this Amendment are as provided in the Terms of Agreement.

                  2. AMENDMENT TO PARAGRAPH 4. Paragraph 4 is hereby deleted and replaced with the following:

                  "$400,000 per annum during the Initial Term (as defined below) and the Successive Term (as defined below)."

                  3. AMENDMENT TO PARAGRAPH 6. Paragraph 6 is hereby deleted and replaced with the following:

                  "6. Award:

                  6.1 OpNext Stock Option: On the Closing Date of that certain Amended and Restated Stock Purchase Agreement by and among OpNext, Hitachi, Ltd. ("HITACHI"), Clarity OpNext Holdings I, LLC, Clarity OpNext Holdings II, LLC and Clarity Partners, L.P., dated as of July 31, 2001, Executive entered into the Stock Option Agreement pursuant to which he holds options to acquire 3,000,000 shares of Class B Common Stock of OpNext at a strike price of $5.00 per share (the "OPNEXT STOCK OPTIONS"). The OpNext Stock Options shall be subject to vesting as follows: 1/4 of the OpNext Stock Options shall vest and become exercisable on the first anniversary of the Employment Start Date (as defined below); 1/4 of the OpNext Stock Options shall vest and become exercisable on the second anniversary of the Employment Start Date; 1/4 of the OpNext Stock Options shall vest and become exercisable on

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                  the third anniversary of the Employment Start Date; and 1/4 of the OpNext Stock Options shall vest and become exercisable on the fourth anniversary of the Employment Start Date (it the second anniversary of the Employment Start Date; 1/4 of the OpNext Stock Options shall vest and become exercisable on the third anniversary of the Employment Start Date; and 1/4 of the OpNext Stock Options shall vest and become exercisable on the fourth anniversary of the Employment Start Date (it being understood that in the event Executive's employment is terminated at the conclusion of the Initial Term (as defined in Section 8 hereof) for reasons other than for Cause, the final 1/4 of Executive's OpNext Stock Options shall vest on the fourth anniversary of the Employment Start Date).

                  Any unvested OpNext Stock Options shall automatically cancel upon Executive's termination of employment with OpNext; PROVIDED, HOWEVER, in the event that Executive's employment is terminated without Cause (as defined in Section 13 hereof) or for Good Reason (as defined in Section 12 hereof) on any date other than an anniversary date of the Employment Start Date, Executive's 1/4 installment of OpNext Stock Options that was scheduled to vest on the next anniversary date of the Employment Start Date following Executive's termination of employment shall vest on such upcoming anniversary date of the Employment Start Date. In addition, in the event that Executive's employment is terminated by reason of Executive's death or Disability (as defined in Section 14 hereof), Executive's OpNext Stock Options that have not previously vested shall immediately vest. The OpNext Stock Options will be subject to the additional terms and conditions as will be set forth in OpNext's Stock Incentive Plan (the "PLAN") and in a non-qualified stock option agreement (the "STOCK OPTION AGREEMENT") which Executive will execute in connection with receiving the OpNext Stock Options.

                  6.2 OpNext New Stock Option: On or about November 1, 2004 (the "GRANT DATE OF THE NEW STOCK OPTION"), OpNext will grant Executive an option to purchase 450,000 shares of Class B Common Stock of OpNext at a strike price of $5.00 per share (the "NEW STOCK OPTION") under and subject to the terms and conditions of the Plan. Subject to Executive's continued employment with the Company through such dates, the New Stock Option shall vest and become exercisable as follows: 1/3 of the New Stock Option shall vest and become exercisable on the first anniversary of the Grant Date of the New Stock Option; 1/3 of the New Stock Option shall vest and become exercisable on the second anniversary of the Grant Date of the New Stock Option; and 1/3 and become exercisable of the New Stock Option shall vest on the third anniversary of the Grant Date of the New Stock Option (it being understood that in the event Executive's employment is terminated at the conclusion of the Successive Term (as defined in Section 8 hereof) for reasons other than for Cause, the final 1/3 of Executive's OpNext Stock Options shall vest on the third anniversary of the Grant Date of the New Stock Option).

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                  Any unvested New Stock Option shall automatically cancel upon
                  Executive's termination of employment with OpNext; PROVIDED, HOWEVER, in the event that Executive's employment is terminated without Cause (as defined in Paragraph 13 hereof) or for Good Reason (as defined in Paragraph 12 hereof) on any date other than an anniversary date of the Grant Date of the New Stock Option, Executive's 1/3 installment of New Stock Option that was scheduled to vest on the next anniversary date of the Grant Date of the New Stock Option following Executive's termination of employment shall instead vest and become exercisable on the date of such upcoming anniversary date of the Grant Date of the New Stock Option. In addition, in the event that Executive's employment is terminated by reason of Executive's death or Disability (as defined in Paragraph 14 hereof), Executive's New Stock Option shares that have not previously vested and become exercisable shall immediately vest and become exercisable. The New Stock Option will be subject to the additional terms and conditions as will be set forth in the Plan and in a non-qualified stock option agreement (the "NEW STOCK OPTION AGREEMENT") which Executive will execute in connection with receiving the New Stock Option."

                  6.3 OpNext Restricted Stock Award: On or about November 1, 2004, OpNext will grant Executive a Restricted Stock Award (the "AWARD") for 200,000 Class B common shares, under and subject to the terms and conditions of, the Plan. Subject to Executive's continued employment with the Company through such dates, the Award will vest (meaning that Executive will earn the right to retain the Award shares without restriction (except such restrictions on resale as may apply under applicable securities laws and any Insider Trading Policy that the Company may then have in place)) as to 100,000 shares on each of the first and second anniversaries of the Company's initial public offering (such second anniversary, the "FULLY VESTED DATE"). If Executive's employment with the Company terminates prior to the Fully Vested Date (including as a result of expiration of the Initial Term or any Successive Term as set forth in Paragraph 8 below), any unvested Award shares as of such termination date will be forfeited to the Company in their entirety; PROVIDED, HOWEVER, that in the event that Executive's employment is terminated without Cause (as defined in Paragraph 13 hereof) or for Good Reason (as defined in Paragraph 12 hereof), or due to his death or Disability (as defined in Paragraph 14 below), then no forfeiture of such shares will result but instead Executive shall be treated as having been fully vested in all Award shares as of the date of such termination (although if such vesting occurs prior to the Company's initial public offering, the Shares shall be subject to certain restrictions,

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                  including a 180-day lock-up agreement in connection with the
                  Company's initial public offering and the Company's right to repurchase such shares in connection with termination of his employment). Executive will be required to execute, and the Award will be subject to, the Company's standard form of Restricted Stock Agreement used with the Plan."

                  4. AMENDMENT TO PARAGRAPH 8. Paragraph 8 is hereby deleted and replaced with the following:

                  "The initial term (the "INITIAL TERM") of Executive's employment with OpNext shall be for a period of forty-eight
                  (48) months, commencing on the Employment Start Date and ending on October 31, 2004. Executive's employment shall renew automatically for a period of thirty-six (36) months upon the expiration of the Initial Term (the "SUCCESSIVE TERM"). Executive's employment will be renewed automatically upon expiration of the Successive Term for successive one-year periods (each such period, a "FURTHER SUCCESSIVE TERM") unless not less than sixty (60) days prior to the end of the Successive Term or any Further Successive Term, either Executive or OpNext provides written notice to the other of such party's intention not to renew the employment."

                  5. All other provisions of the Terms of Agreement shall remain unchanged and in full force and effect.

B.  STOCK OPTION AGREEMENT:

                  1. AMENDMENT TO SECTION 3. Sections 3(a)(ii) & 3(a)(iii) of the Stock Option Agreement are hereby deleted, and Section 3(a)(iv) shall be renumbered as Section 3(a)(ii).

                  2. All other provisions of the Stock Option Agreement shall remain unchanged and in full force and effect.

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                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and Executive has executed this Amendment, each as of the day and year first set forth above.

                                       OPNEXT, INC.

                                       By: /S/     ISAO ONO
                                           -------------------------------
                                                   Isao Ono
                                                   Chairman

                                       EXECUTIVE

                                       By: /S/     HARRY L. BOSCO
                                           -------------------------------
                                                   Harry L. Bosco
                                                   President & CEO

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